Highbury Financial Inc.
(a company in the development stage)

Balance Sheets

	Restated February 3, 2006	Restated January 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash	$1,102,347	$1,300,109
Cash in Trust Fund	43,289,567	37,542,667
Prepaid expenses	147,936	148,869
Total assets	$44,539,850	$38,991,645

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$59,678	$261,637
Common stock warrants	8,701,000	7,590,000
Underwriters’ purchase option	614,000	614,000
Deferred underwriting fees	673,333	673,333
Total current liabilities	10,048,011	9,138,970

Common stock, subject to possible conversion, 1,548,666
and 1,346,666 shares, respectively, at conversion value	8,657,910	7,508,530

Stockholders' equity:
Preferred stock, $.0001 par value, authorized 1,000,000
shares; none issued	-	-
Common stock, $.0001 par value, authorized 50,000,000
shares; issued and outstanding 9,635,000 and 8,625,000
shares, respectively (which includes 1,548,666 and
1,346,666, respectively, subject to possible conversion)	964	863
Additional paid-in capital	25,840,086	22,348,667
Deficit accumulated during the development stage	(7,121)	(5,385)
Total stockholders' equity	25,833,929	22,344,145
Total liabilities and stockholders' equity	$44,539,850	$38,991,645